DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Entity # E0513582005-7
Document Number: 20050290319-91
Date Filed: 7/26/2005 4:17:45 PM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form. ABOVE SPACE

1. Name of Corporation:	Boad Laboratories, Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Corporate Creations Network Inc. Name 6275 South Eastern Avenue #200-47 Street Address; Las Vegas City; NEVADA; 89123 Zip Code Optional Mailing Address; City; State; Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 2,000 Par value: $ 0.01 Number of shares without par value: 0
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Scott Landow Name S. Hwy. 101 Suite 215 Street Address; Solana Beach City; CA State; 92075 Zip Code 2. Name Street Address; City; State; Zip Code 3. Name Street Address; City; State; Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Any lawful purpose.
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Corporate Creations International Inc. by Taido Baez, VP Name; Signature 941 Fourth Street Address; Miami Beach City; FL State; 33139 Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company; 7-26-2005 Date

This form must be accompanied by appropriate fees. See attached fee schedule.